UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2006

Neose Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27718	13-3549286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

102 Witmer Road, Horsham, Pennsylvania		19044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-315-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2006, Neose Technologies, Inc. (the "Company") entered into Amendment No. 2 (the "Amendment") to the Credit Agreement by and between the Company and Brown Brothers Harriman & Co. (the "Bank") dated January 30, 2004, as amended (the "Credit Agreement"). In addition to the Credit Agreement, the Amendment and related documents, the Company, the Bank and Montgomery County, Pennsylvania (the "County") are parties to a financing agreement and related documentation relating to $1,000,000 of Industrial Development Authority bonds issued by the County and held by the Bank (the "Bonds").

Prior to the execution of the Amendment, at any time after January 30, 2008, or if the Company failed to maintain a minimum required cash and short-term investments balance of at least $22,000,000, the Bank would have had the option to require additional collateral in the form of a security interest in certain cash and short-term investments, or in the form of a letter of credit. Pursuant to the Amendment, if the Company fails at any time to maintain a minimum required cash and short-term investments balance of at least $12.0 million, the Bank has the option to require a payment to reduce the outstanding balance under the Credit Agreement to $5.0 million (resulting, with the Bonds, in total debt of $6 million outstanding to the Bank). If the Company fails at any time to maintain a minimum required cash and short-term investments balance of at least $10.0 million, the Bank has the option to require a payment to reduce the outstanding balance under the Credit Agreement to $4.0 million (resulting, with the Bonds, in total debt of $5 million outstanding to the Bank). Finally, if the Company fails at any time to maintain a minimum required cash and short-term investments balance of at least $5.0 million the Company will be considered to be in default of the Credit Agreement.

In addition to the modification of the liquidity requirements, the Amendment also increased the interest rate applicable to any outstanding balance under the Credit agreement by 2.0% and imposes a prepayment premium to be paid in the event the Company repays the outstanding balance under the Credit Agreement earlier than anticipated under the Credit Agreement. The prepayment premium to be paid will be 3.0% of the principal amount prepaid if the prepayment occurs before June 30, 2006, 2.0% of the principal amount prepaid if the prepayment occurs after June 30, 2006 and before December 31, 2006 or 1.0% of the principal amount prepaid if the prepayment occurs after December 31, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1 Amendment No. 2 to the Credit Agreement by and between Neose Technologies, Inc. and Brown Brothers Harriman & Co. dated March 1, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neose Technologies, Inc.

March 3, 2006	By:	A. Brian Davis

Name: A. Brian Davis
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 2 to the Credit Agreement by and between Neose Technologies, Inc. and Brown Brothers Harriman & Co. dated March 1, 2006